Exhibit 10.74

iSign Solutions Inc.

Note purchase agreement

Dated as of

_________________, 2017

	6.3	Binding Effect, Etc	10
	6.4	Notes Held by Issuer, Etc	10
	6.5	Appointment and Authorization of	10

7	Miscellaneous		13
	7.1	Governing Law	13
	7.2	Survival	13
	7.3	Successors and Assigns	13
	7.4	Entire Agreement	13
	7.5	Notices, etc	13
	7.6	Severability	13
	7.7	Counterparts	14
	7.8	No Joint Venture or Partnership	14
	7.9	Expenses	14
	7.10	Waiver of Jury Trial	14
	7.11	Further Assurances	14
	7.12	Delays or Omissions	14
	7.13	Heading; References	14

Schedule A	-	Initial Purchasers
Schedule B	-	Additional Purchasers
Exhibit A	-	Form of Secured Convertible Promissory Note
Exhibit B	-	Security Agreement

-ii-

iSign Solutions Inc.

Note Purchase Agreement

This note purchase agreement (the “Agreement”) is dated as of May __, 2017, by and among Isign solutions inc., a Delaware corporation (the “Company”), and the purchasers listed on Schedule A attached hereto, each of which is herein referred to as an “Initial Purchaser” and the purchasers listed from time to time on Schedule B attached hereto, each of which is herein referred to as an “Additional Purchaser” and, collectively, as the “Purchasers”).

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to each Initial Purchaser on the Initial Closing Date (as defined below) a secured convertible promissory note (each an “Initial Closing Note” and, collectively, the “Initial Closing Notes”), and the Initial Purchasers desire to purchase the Initial Closing Notes from the Company on the terms and conditions set forth herein;

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to each Additional Purchaser on the applicable Subsequent Closing Date (as defined below) a secured convertible promissory note (each, an “Additional Note” and, collectively, the “Additional Notes” and, together with the Initial Closing Notes, the “Notes”), and the Additional Purchasers desire to purchase such Additional Notes from the Company on the terms and conditions set forth herein; and

WHEREAS, the board of directors of the Company (the “Board”), the special committee of the Board (the “Special Committee”) and the holders of a majority of the outstanding principal amount of the unsecured convertible promissory notes (the “Existing Notes”) issued pursuant to the Note and Warrant Purchase Agreement dated November 3, 2016 (the “NWPA”) have approved the execution and delivery of this Agreement, the Notes and all ancillary agreements related hereto, and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Purchase and Sale of the Notes.

1.1       Authorization of Issuance of the Notes.

(a)       Subject to the terms and conditions of this Agreement, on or prior to the Initial Closing Date, the Company shall have authorized the issuance and sale to the Initial Purchasers of the Initial Closing Notes in the form attached hereto as Exhibit A.

(b)       Subject to the terms and conditions of this Agreement, on or prior to any Subsequent Closing Date, the Company shall have authorized the issuance and sale to the Additional Purchasers of all Additional Notes to be issued at any Subsequent Closing (as defined below) in the form attached hereto as Exhibit A.

1.2       Purchase and Sale of the Initial Closing Notes. Subject to the terms and conditions of this Agreement, each Initial Purchaser, severally and not jointly, hereby agrees to purchase at the Initial Closing (as defined below), and the Company hereby agrees to issue and sell to such Initial Purchaser at the Initial Closing, an Initial Closing Note, dated as of the date of the Initial Closing Date, in the aggregate original principal amount equal to the dollar amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Principal Amount” on Schedule A hereto, in exchange for cash (or such other consideration permitted by Section 1.6) in the amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Principal Amount” on Schedule A.

1.3       Purchase and Sale of Additional Notes. At any time and from time to time, one or more Additional Purchasers may purchase at one or more Subsequent Closings, Additional Notes. Subject to the terms and conditions of this Agreement, each Additional Purchaser, severally and not jointly, hereby agrees to purchase at the applicable Subsequent Closing, and the Company hereby agrees to issue and sell to such Additional Purchaser at the applicable Subsequent Closing, an Additional Note, dated as of the date of the applicable Subsequent Closing Date, in the aggregate original principal amount equal to the dollar amount set forth opposite such Additional Purchaser’s name under the heading “Subsequent Closing Principal Amount” on Schedule B hereto, in exchange for cash in the amount set forth opposite such Additional Purchaser’s name under the heading “Subsequent Closing Principal Amount” on Schedule B. Schedule B attached hereto shall be amended from time to time concurrent with each Subsequent Closing to include the names of the Additional Purchasers purchasing Additional Notes at such Subsequent Closing, as well as the purchase price of the Additional Notes.

1.4       Use of Proceeds. The Company agrees to use the net proceeds from the sale and issuance of the Notes pursuant to this Agreement for working capital and general corporate purposes.

1.5       Initial Closing. The purchase and sale of the Initial Closing Notes will take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036 on the date hereof, or at such other time and place the Company and a majority-in-interest of the Initial Purchasers shall mutually agree, either orally or in writing (which time and place are designated as the “Initial Closing”). The date of the Initial Closing is referred to herein as the “Initial Closing Date.”

1.6       Delivery; Exchange of Existing Notes. At the Initial Closing, the Company will deliver to each Initial Purchaser (a) an Initial Closing Note in the aggregate original principal amount equal to the dollar amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Principal Amount” on Schedule A attached hereto and (b) this Agreement, executed by the Company and the Initial Purchasers. At the Initial Closing, each Initial Purchaser shall deliver to the Company the amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Principal Amount” on Schedule A hereto by any combination of (i) bank check, (ii) personal check, or (iii) wire transfer of immediately available funds to such account as the Company designates, and this Agreement executed by such Initial Purchaser. Each Initial Purchaser, who is a holder of an Existing Note and who purchases an Initial Closing Note for cash, shall be entitled to exchange (on a dollar for dollar basis), on the Initial Closing Date, the principal amount of the Existing Note for the same principal amount of the Initial Closing Note purchased by the Initial Purchaser for cash, up to the principal amount of the Initial Closing Note purchased. For example, in the event such Initial Purchaser was a holder of an Existing Note in the principal amount of $200,000 and such Initial Purchaser purchased an Initial Closing Note in the aggregate principal amount of $100,000, then the Initial Purchaser would be entitled to exchange $100,000 in principal amount of the Existing Note for an Initial Closing Note of $100,000, in addition to receiving an Initial Closing Note of $100,000 for its cash purchase. Each Initial Purchaser surrendering an Existing Note for exchange pursuant hereto (a) shall receive cash for accrued and unpaid interest on the principal amount of the Existing Note being exchanged as of the Initial Closing Date and (b) hereby acknowledges and agrees that, notwithstanding any provisions of the Existing Note, any portion of the Existing Note exchanged is automatically cancelled as of the Initial Closing Date.

1.7       Subsequent Closings. Subsequent Closings shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, on such date and at such time as the Company shall determine (each, a “Subsequent Closing” and, collectively, the “Subsequent Closings” and, together with the Initial Closing, individually, a “Closing” and, collectively, the “Closings”). The date of each applicable Subsequent Closing is referred to herein as a “Subsequent Closing Date.” At each Subsequent Closing, the Company shall deliver to each Additional Purchaser (a) an Additional Note, dated as of such applicable Subsequent Closing Date, in an aggregate original principal amount equal to the dollar amount set forth opposite such Additional Purchaser’s name under the heading “Subsequent Closing Principal Amount” on Schedule B hereto and (b) this Agreement, executed by the Company and the Additional Purchasers. The Company shall update Schedule B from time to time as necessary upon each Subsequent Closing. At each Subsequent Closing, each Additional Purchaser shall deliver to the Company the amount set forth opposite such Additional Purchaser’s name under the heading “Subsequent Closing Principal Amount” on Schedule B hereto, by any combination of (i) bank check, (ii) personal check or (iii) wire transfer of immediately available funds to such account as the Company designates. Each Additional Purchaser, who is a holder of an Existing Note and who purchases an Additional Note for cash, shall be entitled to exchange (on a dollar for dollar basis), on such Subsequent Closing Date, the principal amount of the Existing Note for the same principal amount of the Additional Note purchased by the Additional Purchaser for cash, up to the principal amount of the Additional Note purchased. Each Additional Purchaser surrendering an Existing Note for exchange pursuant hereto (a) shall receive cash for accrued and unpaid interest on the principal amount of the Existing Note being exchanged on the applicable Subsequent Closing Date and (b) hereby acknowledges and agrees that, notwithstanding any provisions of the Existing Note, any portion of the Existing Note exchanged is automatically cancelled as of such Subsequent Closing Date.

2.       Grant of Security Interest. To secure the Notes, the Company grants and pledges to SG Phoenix LLC, as collateral agent (the “Agent”), for the benefit of the Purchasers, a security interest in all of the Company’s right, title and interest in, to and under its intellectual property, pursuant to the Security Agreement attached hereto as Exhibit B (the “Security Agreement”).

3.       Representations and Warranties of the Company. The Company hereby represents and warrants to the each Purchaser as of the Initial Closing Date and in the case of any Additional Purchasers as of such Subsequent Closing Date as follows:

3.1       Organization, Standing and Power. The Company is a corporation duly incorporated in the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted. As of the date of this Agreement, the Company is not in good standing with the State of Delaware due to unpaid franchise taxes. The Company intends to pay such franchise taxes prior to December 31, 2017. The Company is duly qualified to transact business as a foreign corporation and is in good standing in any jurisdiction in which the failure to do so would have a material adverse effect on its business, properties, prospects or condition (financial or otherwise).

3.2       Certificate of Incorporation and Bylaws. The Company has made available to such Purchaser true, correct, and complete copies of the certificate of incorporation of the Company as in effect on the date of this Agreement (the “Certificate of Incorporation”) and the Company’s bylaws as in effect on the date of this Agreement (the “Bylaws”).

3.3       Power; Authority and Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Notes and the Security Agreement (each, a “Transaction Document” and, collectively, the “Transaction Documents”) and to perform fully its obligations hereunder and thereunder. The Company has all requisite corporate power and authority to issue and sell the Notes to the Purchasers hereunder. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

3.4       Capitalization.

(a)       Immediately prior to the date hereof, the Company is authorized to issue 2,045,000,000 shares of capital stock of which (i) 2,000,000,000 are designated as Common Stock, of which 5,761,980 shares are issued and outstanding and (ii) 45,000,000 are designated as Preferred Stock, of which (A) 2,000,000 are designated as Series A-1 Cumulative Convertible Preferred Stock of the Company of which none are issued and outstanding, (B) 14,000,000 of which are designated as Series B Participating Convertible Preferred Stock of which none are issued and outstanding, (C) 9,000,000 of which are designated as Series C Participating Convertible Preferred Stock of which none are issued and outstanding, (D) 10,000,000 of which are designated as Series D-1 Convertible Preferred Stock of which none are issued and outstanding and (E) 10,000,000 of which are designated as Series D-2 Convertible Preferred Stock of which none are issued and outstanding. Immediately prior to the date of this Agreement, 3,200 shares of Common Stock are reserved for issuance under the Company’s 1999 Stock Option Plan, under which no shares are subject to outstanding options and no further grants will be made; 5,600 shares of Common Stock are reserved for issuance under the Company’s 2009 Stock Compensation Plan, under which no shares are subject to outstanding awards and 5,434 shares are available for grant; 750,000 shares of Common Stock are reserved for issuance under the Company’s 2011 Stock Compensation Plan, under which 71,427 shares are subject to outstanding awards and 678,523 shares are available for grant; and no shares are subject to outstanding non-plan awards. An aggregate of 1,878,946 shares of Common Stock are reserved for issuance upon the exercise of warrants and other convertible securities outstanding on the date hereof. Immediately prior to the date of this Agreement, the Company has no other shares of capital stock authorized, issued, outstanding or reserved.

(b)       As of the date hereof, other than as set forth in Section 3.4(a) or the Notes issued under this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) the Company has not reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement.

3.5       Authorization; Consents. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the sale, issuance and delivery of the Notes, and the performance of all of the obligations of the Company under this Agreement and each of the other Transaction Documents have been authorized by the Company’s Board and the Special Committee, and approved by holders of a majority of the outstanding principal amount of the Existing Notes, and no other corporate action on the part of the Company and no other corporate or other approval or authorization is required on the part of the Company or any other individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind (each a “Person”), by Law or otherwise, in order to make this Agreement and the other Transaction Documents the valid, binding and enforceable obligations (subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies) of the Company, as the case may be. “Law” shall mean any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to the Company.

3.6       Absence of Conflicts. The Company is not in violation of or default under any provision of its Certificate of Incorporation or its Bylaws. As of the date of this Agreement, the Company is not in good standing in the State of Delaware. The execution, delivery, and performance of, and compliance with the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)       violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of the Company’s Certificate of Incorporation or its Bylaws or any Material Contract (as defined below); or

(b)       violate any Law of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any of its assets, properties or businesses.

“Material Contract” shall mean any written and oral contract, agreement, deed, mortgage, lease, sublease, license, instrument, note, commitment, commission, undertaking, arrangement or understanding

(i) which by its terms involves, or would reasonably be expected to involve, aggregate payments by or to the Company during any 12-month period in excess of $50,000, (ii) the breach of which by the Company or its subsidiary would be material to the Company or its subsidiary or (iii) which is required to be filed as an exhibit by the Company with the SEC pursuant to Items 601(b)(4) and 601(b)(10) of Regulation S- K promulgated by the SEC.

3.7       Compliance with All Securities Laws; Offering Exemption. Assuming the truth and accuracy of the each Purchaser’s representations and warranties set forth in Section 3 hereof, (i) the sale of the Notes is exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and “blue sky” Laws, as currently in effect, and (ii) the issuance and delivery of the Notes, and the shares of Common Stock issuable upon conversion and exercise thereof (collectively, the “Securities”), as contemplated by this Agreement, does not violate or breach any applicable securities laws.

3.8       Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery or performance of this Agreement or the issuance and sale of the Securities, except such filings as have been made prior to the Initial Closing, any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods thereafter.

3.9       SEC Reports; Disclosure. The Company has filed all required forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) since December 31, 2016, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, each as in effect on the date such forms, reports and documents were filed. The Company has made available to each Purchaser, in the form filed with the SEC (including any amendments thereto) its (i) Annual Report on Form 10-K for the year ended December 31, 2016; (ii) Current Report on Form 8-K dated January 30, 2017 and (iv) all definitive proxy statements relating to the Company’s meeting of shareholders (whether annual or special) held since December 31, 2016 (collectively, the “SEC Reports”). None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.10       Financial Statements. Included in the SEC Reports are the audited financial statements of the Company as at and for the years ended December 31, 2016 and 2015 (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and operating results of the Company and its subsidiary on a consolidated basis as of the dates, and for the periods, indicated therein. As of the date of this Agreement (and after giving effect to the conversion or exchange of the Existing Notes on the Initial Closing Date), the Company has no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed) other than (a) liabilities that have arisen in the ordinary course of business consistent with past practice since the date of the Company’s most recent annual report on Form 10-K; (b) liabilities under the Notes issued pursuant to this Agreement and the Existing Notes, and (c) obligations to perform after the date hereof any contracts or agreements which have been disclosed or which are not required to be disclosed in the SEC Reports because such contracts and agreements are not material to the Company.

3.11       Disclosure. The Company understands and confirms that such Purchaser will rely on the foregoing representations in purchasing securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that such Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

4.       Representations and Warranties of each Purchaser. As of the Initial Closing Date or the applicable Subsequent Closing Date, as the case may be, such Purchaser severally and not jointly hereby represents and warrants to the Company that:

4.1       Organization and Qualification. Such Purchaser, unless such Purchaser is an individual, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization to carry on its business as it is now being conducted or proposed to be conducted.

4.2       Authorization and Enforceability. Such Purchaser has all requisite corporate or other power and authority to enter into the Transaction Documents, as applicable. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party, and the performance of all of the obligations of such Purchaser under each of such Transaction Documents have been duly and validly authorized, and no other action, approval or authorization is required on the part of such Purchaser in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies) of such Purchaser. The Transaction Documents constitute legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

4.3       Purchase Entirely for Own Account. The Securities will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

4.4       Access to Information. Such Purchaser has been given access to the Company and has had an opportunity to ask questions and receive answers from the Company regarding the Company’s business, prospects, properties and condition (financial or otherwise) and the terms and conditions of the offering and sale of the Securities. The foregoing, however, does not limit or modify in any respect the representations and warranties of the Company in Section 3 or the right of the Purchasers to rely thereon.

4.5       Investment Experience. Such Purchaser acknowledges that it is able to fend for itself and bear the economic risk of its investment, including the complete loss thereof, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Such Purchaser has not been organized for the purpose of acquiring the Securities.

4.6       Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of the Securities and Exchange Commission’s Rule 501 of Regulation D as promulgated under the Securities Act.

4.7       Restricted Securities. Such Purchaser understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Purchaser understands Rule 144 under the Securities Act is not currently available for the sale of the Securities.

4.8       Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a)       “NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.”

(b)       Any legend required by the laws of any applicable state.

4.9       No General Solicitation. Such Purchaser acknowledges that the Notes were not offered to such Purchaser by means of: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or (b) any other form of general solicitation or advertising.

4.10       Reduction of Conversion Price of Existing Notes. Following the approval of the Board, the Special Committee and the holders representing a majority of the outstanding principal amount of the Existing Notes, the Company has made a recording in its books and records to reflect the reduction in the stated conversion price in Section 3 of the Existing Notes from $1.30 to $0.50 and each Purchaser represents and warrants that it is aware of and acknowledges and irrevocably and unconditionally agrees to such reduction without any reservation or claim whatsoever.

5.       Conditions to Closing; Covenants of Company.

5.1       Conditions of Purchasers’ Obligations at Closing. The obligations of such Purchaser under this Agreement are subject to the fulfillment, on or prior to the date of such Closing, of each of the following conditions, any of which may be waived in whole or in part in writing by such Purchaser:

(a)       The representations and warranties made by the Company in Section 3 shall be true and correct when made, and shall be true and correct on and as of the Initial Closing and shall be true and correct in all material respects on and as of any applicable Subsequent Closing Date, the with the same force and effect as if they had been made on and as of the same date.

(b)       The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of such Closing.

(c)       No material adverse effect on the Company’s business, properties, prospects or condition (financial or otherwise) shall have occurred between December 31, 2016 and such Closing and the President and/or Chief Executive Officer of the Company shall deliver to such Purchaser, if requested, at each such applicable Closing a certificate stating that the conditions specified in Sections 5.1(a), (b) and (c)       have been fulfilled.

(d)       Except for the notices required or permitted to be filed after the date of such Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(e)       At such applicable Closing, the sale and issuance by the Company, and the purchase by the Purchaser, of the Securities shall be legally permitted by all laws and regulations to which such Purchaser and/or the Company are subject.

(f)       At such applicable Closing, the Company shall have delivered to the Purchaser, if requested, a certificate executed by the Secretary of the Company dated as of the date of such Closing certifying with respect to (i) a copy of the Company’s Certificate of Incorporation and its Bylaws in effect on such date and that the Company is not in violation of or default under any provision of its Certificate of Incorporation or Bylaw as of and on the date of the Closing, (ii) resolutions of (A) the Board of the Company and (B) the Special Committee, as well as approval by the holders of a majority of the outstanding principal amount of the Existing Notes, each authorizing or approving the transactions contemplated by this Agreement and (iii) the other Transaction Documents.

5.2       Conditions of Initial Purchasers’ Obligations at the Initial Closing. In addition to the conditions set forth in Section 5.1 hereof, the obligations of each Initial Purchaser under Section 1.2 are subject to the satisfaction by the Company on the Initial Closing Date of each of the following condition:

(a) The Company shall deliver to each Initial Purchaser its respective Initial Closing Note in accordance with the terms hereof (including Section 1.6).

5.3       Conditions of Additional Purchasers’ Obligations at any Applicable Subsequent Closing. In addition to the conditions set forth in Section 5.1 hereof, the obligations of each Additional Purchaser under Section 1.3 are subject to the satisfaction by the Company on each applicable Subsequent Closing Date of the following conditions:

(a)       On or before any Subsequent Closing Date, the Company shall deliver to each Additional Purchaser, a supplement to Schedule B reflecting the amount of Additional Notes that the Company will issue to such Additional Purchaser on such Subsequent Closing Date and the aggregate purchase price therefor.

(b)       The Company shall deliver to the Additional Purchaser such Additional Purchaser’s Additional Note in accordance with the terms hereof (including Section 1.7).

5.4       Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at any Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, on or prior to the date of such applicable Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)       The representations and warranties made by the each Purchaser in Section 4 shall be true and correct when made, and shall be true and correct on the date of such applicable Closing with the same force and effect as if they had been made on and as of the same date.

(b)       Each Purchaser shall have delivered to the Company in accordance with Section 1.6 or 1.7, as the case may be, the purchase price for the Notes being purchased pursuant hereto on such Closing.

5.5       Reservation of Stock. For so long as the Notes are outstanding, the Company covenants that it will (i) reserve from its authorized and unissued Common Stock, a sufficient number of shares to provide for the issuance of the Common Stock, upon conversion of the Notes, and (ii) take all necessary steps, as needed, to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon conversion of the Notes.

5.6       Restrictions on Certain Indebtedness. For so long as the Notes are outstanding, the Company shall not, nor shall it permit any subsidiary to, directly or indirectly (a) incur any indebtedness for borrowed money that ranks senior or pari passu with the Notes or (b) declare or pay any dividend or interest or make any other payment in respect to any securities (debt or equity) that are subordinate to the Notes, except in the case of clause (a) or (b), with the prior written consent of the Required Holders (as defined herein); provided, however, that the Company shall be permitted to incur up to an additional $500,000 in secured promissory notes without obtaining the consent of the Required Holders.

6.       Amendment and Waiver.

6.1       Requirements. The Transaction Documents may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders (as defined below), except that no such amendment or waiver may, without the written consent of each Purchaser at the time outstanding affected thereby, (i) reduce the principal amount or interest rate or change the method of computation of interest (including with respect to the amount of cash) in the Notes, (ii) change the percentage of the outstanding principal amount of the Notes required to consent to any such amendment or waiver under this Section 6.1, or (iii) amend this Section 6.1. “Required Holders” means at any time, the holders of a majority of the outstanding principal amount of the Notes (exclusive of Notes then owned by the Company), with reference to the aggregate principal amount of the Notes listed for each Purchaser on the schedules of this Agreement.

6.2       Copies of Amendments, Waivers and Consents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Purchaser of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers.

6.3       Binding Effect, Etc.. Any amendment or waiver consented to as provided in this Section 6 applies equally to all Purchasers and is binding upon them and upon each Additional Purchaser and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Event of Default (as defined in the Notes) not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or any delay in exercising any rights under this Agreement or any Note or Warrant shall operate as a waiver of any rights of any Purchaser. As used herein, the term “Transaction Documents” and references thereto shall mean the Transaction Documents, or any one of them, as they or it may from time to time be amended or supplemented.

6.4       Notes Held by Issuer, Etc.. Solely for the purpose of determining whether the requisite percentage of the aggregate principal balance of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under the Transaction Documents, or have directed the taking of any action provided herein or therein to be taken upon the direction of the Purchasers of a specified percentage of the aggregate principal balance of Notes then outstanding, Notes directly or indirectly owned by the Company shall be deemed not to be outstanding.

6.5       Appointment and Authorization of SG Phoenix LLC as Agent.

(a)       Appointment. Each Purchaser hereby irrevocably appoints and authorizes the Agent to hold, dispose, or otherwise deal with the Collateral (as defined in the Security Agreement) for its own benefit and the pro rata benefit of the Purchasers, subject to the terms and conditions of the obligations of the Agent as provided in this Agreement and in the Transaction Documents.

(b)       No Action. The Agent shall be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other related document or any other document or instrument referred to or provided for herein or therein unless it shall first receive such advice or concurrence of the Required Holders as it deems appropriate, or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected from the Purchasers in acting, or in refraining from acting, under this Agreement, any other Transaction Document or any other related document or any other document or instrument referred to or provided for herein or therein in accordance with the request of the Required Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future holders of the Notes.

(c)       No Fiduciary Relationship, Limitation of Responsibility. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Transaction Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Transaction Document or any other related document or otherwise exist against the Agent. The Agent (which term shall include its affiliates and its own and its affiliates’ officers, directors, partners, shareholders, employees and agents) shall not be responsible to the Purchasers for (i) any statements, representations or warranties contained in this Agreement or any Transaction Document or for the failure by the Company or any other party to perform its obligations hereunder or thereunder and shall not by reason of this Agreement or any other Transaction Document be a trustee for any Purchaser, (ii) any action taken or omitted to be taken by it hereunder or under any other Transaction Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct or (iii) any recitals, statements, representations or warranties made by the Company or any officer or official of the Company or any other party contained in this Agreement, any other Transaction Document or any other related document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement, any Transaction Document, or any other related document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Transaction Document, or any other related document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any lien security for the Notes or for any failure by the Company to perform any of its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Transaction Document or any other related document or any other document or instrument referred to or provided for herein or therein, or to inspect the properties, books or records of the Company.

(d)       Reliance. As between the Purchasers and the Agent, the Agent shall be entitled to rely, and shall be fully protected in relying upon any promissory note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person(s), organization(s) or entity or entities and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of them), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment or transfer thereof shall have been filed with the Agent.

(e)       Knowledge of Events of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has received notice from a Purchaser or the Company referring to this Agreement, or a Transaction Document, describing such Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Purchasers.

(f)       Acknowledgments, Representations and Warranties of Purchasers to Agent. Each Purchaser expressly acknowledges that neither the Agent nor any of its officers, directors, partners, shareholders, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Company or any affiliate of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Purchaser. Each Purchaser represents to the Agent that it has, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its affiliates and made its own decision to purchase the Notes and Warrants hereunder and enter into this Agreement. Each Purchaser also represents that it shall, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Transaction Document or any other related document and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Agent hereunder and under the Transaction Documents, the Agent shall have no duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any affiliate of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

(g)       Purchasers Indemnification. The Purchasers agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably in accordance with the aggregate principal amount of the Notes held by the Purchasers for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in its capacity as such (including by any Purchaser) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Transaction Document provided, that no Purchaser shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The agreements in this Section

6.5 shall survive the payment of the Notes and all other amounts payable hereunder.

(h)       Agent in its Individual Capacity, and not as Agent. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent. With respect to its Notes purchased hereunder the Agent shall have the same rights and powers under this Agreement, the Transaction Documents and any related document as any Purchaser and may exercise the same as though it were not the Agent, and the terms “Purchaser” and “Purchasers” shall include the Agent in its individual capacity.

(i)       Agent’s Ability to Employ Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected and monitored by it with reasonable care.

(j)       Resignation of Agent. The Agent may resign as Agent upon 30 days’ written notice to the Purchasers and the Company. If the Agent shall resign as Agent under this Agreement and the Transaction Documents, then the Required Holders shall appoint from among the Purchasers or their affiliates a successor agent for the Purchasers, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be approved by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement, the Transaction Document or any holders of the Notes. If no successor agent has accepted appointment as Agent by the date that is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Purchasers (taking actions by approval of the Required Holders) shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Purchasers appoint a successor agent as provided for above.

After any retiring Agent’s resignation as Agent, the provisions of this Section 6.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the Transaction Documents.

(k)       Company’s Ability to Rely on Agent’s Authority. The Company shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instruction provided to it by Agent pursuant to this Agreement or the Transaction Documents, and the Company shall generally be entitled to deal with Agent with respect to matters under this Agreement or the Transaction Documents which Agent is authorized to deal with without any obligation whatsoever to satisfy itself as to the authority of Agent to act on behalf of the Purchasers and without any liability whatsoever to the Purchasers for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by Agent, notwithstanding any lack of authority of Agent to provide the same.

7.       Miscellaneous.

7.1       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and of any federal court located therein in connection with any suit, action or other proceeding arising out of or relating to the Transaction Documents and waives any objection to venue in the State of Delaware. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction or any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.5 shall be deemed effective service of process on such party.

7.2       Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the Closings of the transactions contemplated hereby indefinitely.

7.3       Successors and Assigns. The Company may not assign its rights or obligations under the Transaction Documents without the prior written consent of the Purchasers. Subject to the foregoing sentence and the restrictions on transfer described in the Notes, the provisions hereof and of the other Transaction Documents shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and thereto.

7.4       Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) and the Notes and Security Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

7.5       Notices, etc.. All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by fax, electronic mail, overnight delivery service or United States mail, in which event they may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Purchaser, at such Purchaser’s address and electronic mail address as set forth on its signature page hereto, or to such other address or electronic mail address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address and electronic mail address set forth on its signature page hereto, or at such other address or electronic mail address as the Company shall have furnished to the parties hereto in writing.

7.6       Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.7       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. Any signature page delivered by a fax machine or email shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed or emailed signature page was sent.

7.8       No Joint Venture or Partnership. The relationship between the Company and each Purchaser is a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between such Purchaser and the Company.

7.9       Expenses. Regardless of whether the Initial Closing or any Subsequent Closing is consummated, except as otherwise expressly provided in the Notes, each party to this Agreement shall bear all reasonable costs, fees and expenses it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents.

7.10       Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PURCHASER AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR SUCH PURCHASER WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PURCHASER AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by such Purchaser that the provisions of this Section 7.10 constitute a material inducement upon which such Purchaser is relying and will rely in entering into this Agreement. Such Purchaser or the Company may file an original counterpart or a copy of this Section 7.10 with any court as written evidence of the consent of such Purchaser and the Company to the waiver of the right to trial by jury.

7.11       Further Assurances. At any time or from time to time after any Closing, the Company, on the one hand, and each Purchaser, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

7.12       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

7.13       Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, the parties have caused this Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers.

Company:

ISIGN SOLUTIONS INC.

By:
Name:
Title:

Address:	2025 Gateway Place, Suite 485 San Jose, California 95110

Email:	ir@isignnow.com

[Signature Page to Note Purchase Agreement]

Purchaser:

By:
Name:
Title:

Address:

Email:

[Signature Page to Note Purchase Agreement]

SCHEDULE A

NAME OF INITIAL PURCHASER	INITIAL CLOSING PRINCIPAL AMOUNT

$

Total	$

SCHEDULE A

SCHEDULE B

NAME OF ADDITIONAL PURCHASER	SUBSEQUENT CLOSING PRINCIPAL AMOUNT

$

Total	$

SCHEDULE B

EXHIBIT A

Form of Secured Convertible Promissory Note

EXHIBIT A

EXHIBIT B

Security Agreement

EXHIBIT B

ISIGN SOLUTIONS INC.

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of May      , 2017 (“Security Agreement”), among iSign Solutions Inc., a Delaware corporation (the “Borrower”), and SG Phoenix LLC, a Delaware limited liability company, as collateral agent for the Purchasers (as defined below) (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS.

1.       The Borrower and the Collateral Agent, as agent for the Purchasers, desire to enter into this Security Agreement on the terms and conditions set forth herein to grant the Collateral Agent a security interest in the Collateral (as defined herein) for the ratable benefit of each of the Purchasers.

2.       The Borrower and the Purchasers are parties to a Note Purchase Agreement, dated May __, 2017 (the “Note Purchase Agreement”), pursuant to which the Purchasers will purchase, and the Borrower has agreed to issue and sell to the Purchasers, secured convertible promissory notes (the “Notes”, and each individually, a “Note”) in an aggregate original principal amount not to exceed $600,000.

3.       Pursuant to the Note Purchase Agreement, each Purchaser irrevocably appointed and authorized the Collateral Agent to hold the Collateral for the pro rata benefit of the Purchasers, subject to the terms and conditions of the obligations of the Agent as provided in the Note Purchase Agreement, this Agreement and the other Transaction Documents.

4.       It is a condition precedent to the obligation of the Purchasers to purchase the Notes as provided in the Note Purchase Agreement that the Borrower shall have granted the security interest contemplated by this Security Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to purchase the Notes as provided in the Note Purchase Agreement, the Borrower and the Collateral Agent hereby agree as follows:

SECTION 1. Grant of Security. The Borrower hereby grants to the Collateral Agent, as agent for the Purchasers and for the ratable benefit of each Purchaser, a security interest in and lien on all of such Borrower’s right, title and interest in and to all of such Borrower’s intellectual property, including but not limited to all of the following, whether now owned or hereafter acquired or existing (the “Collateral”):

(a)       All general intangibles, whether or not for the payment of money, including, but not limited to, all (A) rights to tax refunds or other payments of every kind or nature; (B) copyrights, rights in or licenses of copyrights and marks subject to copyright protection, in whole or in part, and all renewals or extensions of any of the foregoing (the “Copyrights”); (C) trade names, trademarks, service marks, trade styles, designs, logos, indicia, corporate names and fictitious business names, in each case, together with all associated goodwill including, without limitation, the trademark applications set forth on Schedule I hereto (the “Trademarks”); (D) (i) patents now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those listed on Schedule I hereto together with all the rights, benefits and privileges derived therefrom, (ii) all design and utility patents, utility models and registered designs (including all reissues, divisions, continuations, continuations-in- part, reexaminations and extensions thereof), and (iii) all proceeds of the foregoing (the “Patents”); (E) designs, schemes, computer programs and all intellectual property rights associated thereto (other than such programs and rights in which, by their terms enforceable under applicable law, no security interest may be granted); and (F) intellectual property and other proprietary information;

(b)       All books and records related to matters in Section 1 (a);

(c)       all claims and causes of action against any other person, however arising, related to the matters in Section 1 (a); and

(d)       All accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (c) of this Section 1, and, to the extent not otherwise included, all (i) payments under insurance (whether or not any Purchaser is the loss payee thereof), or any indemnity, warranty, guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing; and (ii) any and all supporting obligations in respect of any of the foregoing).

SECTION 2. Security for Obligations; Definitions. (a) This Security Agreement and the Collateral secure the prompt and complete payment and performance when due of (i) all principal and interest under the Notes, and (ii) all obligations of Borrower hereunder and under the Purchase Agreement (collectively, the “Secured Obligations”).

(b) Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Note Purchase Agreement and terms defined in the Uniform Commercial Code as adopted by the State of Delaware (“UCC”) shall have the meanings assigned to such terms in the UCC.

SECTION 3. Security Interest Absolute. This Security Agreement shall be construed as a continuing, absolute and unconditional irrevocable grant of security interest and shall remain in full force and effect until payment in full of all of the Secured Obligations. The liability of the Borrower under this Security Agreement shall be absolute and unconditional irrespective of:

(a)       any lack of validity or enforceability of the Note Purchase Agreement, or any other Transaction Document or any other agreement or instrument relating to any thereof;

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(b)       to the extent permitted by applicable law, any occurrence or condition whatsoever, including without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations of the Borrower contained in the Note Purchase Agreement or any other Transaction Document, (ii) the assertion or exercise by the Borrower, the Collateral Agent or the Purchasers of any rights or remedies, (iii) the extension of the time for payment by the Borrower of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any Transaction Document or of the time for performance by the Borrower of any other obligations under or arising out of any terms or provisions or the extension of the renewal of any thereof, (iv) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Borrower set forth in any Transaction Document, or (v) the release or discharge of the Borrower from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law; or

(c)       to the extent permitted by applicable law, any exchange, release or non- perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other security agreement, for all or any of the Secured Obligations.

SECTION 4. Borrower Remains Liable. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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SECTION 5. Representations and Warranties. The Borrower represents and warrants to the Collateral Agent as follows:

(a)       The Borrower owns its Collateral free and clear of any Lien (as defined below), except for the security interest created by this Security Agreement and Permitted Liens existing on the date hereof. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (i) for financing statements filed in favor of the Collateral Agent relating to this Security Agreement and (ii) in connection with Permitted Liens. For purposes of this Agreement, “Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing), except for reasonable security interests in purchase- money collateral (as such term is defined in §9-103 of the UCC) to the extent such security interests secure purchase-money obligations to finance acquisitions of such purchase money collateral. For purposes of this Agreement “Permitted Lien” means (i) Liens for purchase money or capital lease obligations; provided, that, any such Lien encumbers only the asset so purchased or acquired; (ii) Liens arising from filing UCC financing statements regarding capital leases; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the Grantor maintains adequate reserves in accordance with generally accepted accounting principals; (iv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens described in clauses (i) through (iii) above; (v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default as defined in the Note Purchase Agreement; (vi) Liens of carriers, warehousemen, mechanics, materialmen, vendors and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith; (vii) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment or borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity or performance arising in the ordinary course of business; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (ix) Liens in favor of the Purchasers pursuant hereto; and (x) any Lien contained in the Note Purchase Agreement.

(b)       The Borrower conducts no business under any name or trade name other than its proper corporate name, which is the name set forth in the preamble hereto.

(c)       Schedule I sets forth a complete and correct list of all Patents, Trademarks and Registered Copyrights owned or applied for by such Borrower on the date hereof. Such Borrower has the right to use all its Patents, Trademarks, and Copyrights and all computer programs and other similar or related rights, free from restrictions, which are necessary for the operation of its businesses as presently conducted. There is not pending or, to the knowledge of such Borrower, threatened, any claim or litigation against or affecting such Borrower contesting the validity of any of its Patents, Trademarks or Copyrights or computer program or other right.

(d)       All other actions legally necessary to perfect and protect the security interests in the Borrower’s Collateral, upon the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Delaware no later than the close of business on the fifth (5th) day following the Initial Closing, will have been duly taken, except with respect to such Borrower’s Patents, Trademarks and Registered Copyrights, which, to the extent requested by the Required Holders, shall be prepared no later than the close of business on the thirtieth (30th) day following the receipt of such request and filed within ten (10) days thereafter.

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(e)       Such Borrower has all requisite corporate power and authority to execute and deliver this Security Agreement and to grant the security interests granted hereby.

(f)       No authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory agency or authority is required either (1) for the grant by the Borrower of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by such Borrower or (2) other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Delaware and with the United States Patent and Trademark Office (“PTO”), for the perfection of such security interest or the exercise by the Collateral Agent of its respective rights and remedies hereunder.

SECTION 6. Further Assurances; Limitations on Changes to Corporate Structure, Name, etc.

(a)       The Borrower agrees that from time to time, at its own expense, will promptly execute or otherwise authenticate and deliver all further instruments, documents and other records and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Borrower’s Collateral. Without limiting the generality of the foregoing, the Borrower will: (1) following an Event of Default, at the request of the Collateral Agent, mark conspicuously each document and agreement included in the Borrower’s Collateral and, at the request of the Collateral Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby; and (2) authenticate (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments, notices or other records, as may be legally necessary, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

(b)       The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Borrower’ s Collateral.

(c)       The Borrower will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Borrower’s Collateral and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(d)       The Borrower will defend its Collateral against all claims and demands of all persons (other than the Collateral Agent) claiming an interest therein.

(e)       The Borrower will, no later than the close of business on the fifth (5th) day following the Initial Closing, file a financing statement on Form UCC-1 with the Delaware Secretary of State and, if requested by the Required Holders in a signed writing, no later than thirty (30) days after receipt of such request, prepare all necessary filings with the PTO with respect to the security interest created hereby and no later than ten (10) days thereafter, file such necessary filings with the PTO, such filings to be, in form and substance, acceptable to the Collateral Agent.

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(f)       The Borrower will not change its name or jurisdiction of incorporation, or its corporate structure, or merge with or into any other Person, or become domesticated under the laws of any other jurisdiction without giving at least ten (10) days prior notice to the Collateral Agent.

SECTION 7. As to Trademarks. The Borrower shall advise the Collateral Agent of all its Trademarks, Patents and Copyrights or applications for or registration of the same, created or obtained by such Borrower on or after the date of this Security Agreement.

SECTION 8. Insurance. To the extent requested in a signed writing by the Required Holders, each policy for liability and property damage insurance shall provide for all losses to be paid on behalf of the Collateral Agent and the Borrower as their respective interests may appear. Each such policy shall in addition: (1) name the Collateral Agent as insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as its interests may appear; and (2) provide that at least thirty (30) days’ prior written notice of amendment to or lapse and at least thirty (30) days’ prior written notice of cancellation shall be given to the Collateral Agent by the insurer. The Borrower shall use commercially reasonable efforts to cause each policy to contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent whose rights with respect to any loss thereunder shall be unaffected by any action, inaction or breach of representation and warranty by the Borrower. The Borrower shall, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may request, a report of a reputable insurance broker with respect to such insurance. Further, the Borrower shall, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 6 and cause the respective insurers to acknowledge notice of such assignment.

(b) Reimbursement under any liability insurance maintained by the Borrower pursuant to this Section 8 may be paid directly to the person who shall have incurred liability covered by such insurance.

SECTION 9. [RESERVED].

SECTION 10. Assignment of Claims Act. Borrower shall not permit any notice to be filed under the Assignment of Claims Act with respect to any of its Collateral, except for such notice in favor of the Collateral Agent.

SECTION 11. Notes Equally and Ratably Secured. The Notes shall be equally and ratably secured pursuant to the terms of this Security Agreement. The Borrower shall not make any offer to purchase or otherwise pay any Purchaser without making the same offer to each Purchaser.

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SECTION 12. [RESERVED].

SECTION 13. Collateral Agent Appointed Borrower Attorney-in-Fact. The Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, the Collateral Agent or otherwise, to, after the occurrence and during the continuance of an Event of Default, take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

(a)       to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 8;

(b)       to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)       to receive, endorse, assign, and collect any and all checks, notes, drafts and other negotiable and non-negotiable instruments, documents and chattel paper, in connection with clause (a) or (b) above, and the Borrower waives notice of presentment, protest and non-payment of any instrument, document or chattel paper so endorsed or assigned;

(d)       to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)       to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as full and effectually as if the Collateral Agent were the absolute owner thereof;

(f)       to perform or cause the performance of any obligation of the Borrower hereunder;

(g)       to receive, open and dispose of all mail addressed to the Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent may designate; and

The Borrower hereby ratifies and approves all acts other than those which result from the Collateral Agent’s gross negligence or willful misconduct, of the Collateral Agent, as its attorney in-fact, pursuant to this Section 13, and the Collateral Agent, as its attorney in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than those which result from the Collateral Agent’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Security Agreement remains in effect.

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The Borrower also authorizes the Collateral Agent, at any time after the occurrence and during the continuance of an Event of Default, to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral with regard to the assignment of such contract, agreement or instrument and other matters relating thereto.

SECTION 14. Collateral Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower under Section 17(b).

SECTION 15. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 16. Remedies. If any Event of Default shall have occurred and not have been waived or cured:

(a)       The Collateral Agent has the right to take the actions described in Section 13.

(b)       The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon the request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties and (ii) to the extent permitted by Law, enter the premises where any of the Collateral is located and take and carry away the same, by any of its representatives, with or without legal process, to Collateral Agent’s place of storage, and (iii) without notice except as specified in the next sentence, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Collateral Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of disposition is required by Law, notice to the Borrower of at least ten (10) business days prior to the earliest time of disposition set forth in such notice shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place it was so adjourned.

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(c)       All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, to the extent required by applicable Law, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 17) to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Purchasers holding the same may otherwise agree. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations to the Collateral Agent shall be paid over to the Borrower. If the proceeds of the sale of the Collateral are insufficient to pay all of the Secured Obligations, the Borrower agrees to pay upon demand any deficiency to the Collateral Agent.

(d)       The Collateral Agent may use (and is hereby granted a license to use), in connection with any assembly, preparation for disposition or disposition of the Collateral, any of the trademarks, copyrights, patents, technical processes, trade names, service marks or trade styles and other intellectual property used by the Borrower, without payment or additional compensation therefor.

(e)       The Borrower recognizes that the Collateral Agent may be unable to effect a public sale of all or part of the Collateral consisting of investment property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or in applicable Delaware or other states’ securities laws as now or hereafter in effect, unless registration or qualification, as the case may be, is accomplished. To the extent permitted by Law, the Borrower acknowledges that the Collateral Agent may resort to one or more private sales to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such investment property for their own account, for investment and not with a view to the distribution or resale thereof. To the extent permitted by Law, the Borrower agrees that private sales may be at prices and other terms less favorable to the Borrower than if such investment property were sold at a public sale and that the Collateral Agent shall have no obligation to delay the sale of any such portion of the Collateral for the period of time necessary to permit the issuer of such investment property to register or qualify such investment property, even if such issuer would, or should, proceed to register or qualify such investment property for public sale. The Borrower agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a “commercially reasonable” manner.

SECTION 17. Indemnity and Expenses.

(a)       Without limiting any indemnity provided under the Note Purchase Agreement or any other Transaction Document, the Borrower agrees to indemnify and defend the Collateral Agent (including, for the purposes of this Section 17, its agents and affiliates and its officers, directors, employees, consultants and advisors and any of their affiliates (each an “Indemnified Party”), from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement or any other Transaction Document (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from an Indemnified Party’s gross negligence or willful misconduct.

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(b)       The Borrower will upon demand promptly pay to the Collateral Agent the amount of any and all expenses, including the reasonable fees and out-of-pocket expenses or disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (1) the negotiation or preparation of, or any closing under, and the perfection of (including any filing or recording fees) any and all Liens contemplated by this Security Agreement and any other related documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, and (3) the interpretation, performance or enforcement of any of the rights of the Collateral Agent. Without limiting in any manner the generality of the foregoing, the Borrower will promptly pay all out-of-pocket costs and expenses of the Collateral Agent or any Purchaser upon failure by the Borrower to perform or observe any of the provisions of this Agreement or upon demand in connection with the bankruptcy or other insolvency proceeding involving the Borrower; in each case, including without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Collateral Agent and of any consultants or expert witnesses retained by the Collateral Agent, with respect to any aspect of the Secured Obligations or otherwise relating to the transactions contemplated hereby. All amounts payable by the Borrower under this Section 17(b) shall be paid together with interest thereon, from the date incurred by the Collateral Agent until paid, calculated on the basis of a year of 365 or 366 days, as applicable, and for the actual number of days elapsed, at the highest rate of interest then applicable to any of the Secured Obligations. The Collateral Agent shall not be liable to the Borrower for damages as a result of delays or other causes other than those caused by the Collateral Agent’s gross negligence or willful misconduct. This Section 17 shall survive satisfaction of the Secured Obligations and termination of this Security Agreement.

SECTION 18. Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by a party herefrom shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Collateral Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 19. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) mailed by registered or certified mail, postage prepaid, (ii) delivered by nationally recognized overnight courier service, or (i) otherwise delivered by hand or by messenger, addressed, if to the Collateral Agent or a Purchaser, to:

SG Phoenix LLC, as Collateral Agent
70 East 55th Street, 10th Floor

New York, NY 10022
Attention: Philip S. Sassower

Email: psassower@sgphoenix.com

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or at such other address as the Collateral Agent shall have furnished to Borrower in writing, or, if to the Borrower, to:

iSign Solutions Inc.

2025 Gateway Place, Suite 485
San Jose, CA 95110

Attention: Mohammed Idris
Email: midris@isignnow.com

All notices shall be effective upon receipt.

SECTION 20. Continuing Security Interest; Transfer of Note. This Security Agreement shall create a continuing security interest in the Collateral and shall (1)       remain in full force and effect until the payment in full of the Secured Obligations, (2) be binding upon the Borrower, its successors and permitted assigns and (3) inure to the benefit of the Collateral Agent and its successors. Without limiting the generality of the foregoing clause (3), the Collateral Agent may resign and a successor agent may become vested with the rights, powers and duties of the Collateral Agent pursuant to Section 6.5 of the Note Purchase Agreement. Upon the payment in full of the Secured Obligations the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the Borrower; provided, however that the parties hereto agree that if at any time all or any part of any payment theretofore applied by any party to this Security Agreement is, or must be, rescinded or returned for any reasons whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Borrower, this Security Agreement shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and this Security Agreement shall continue to be effective or be reinstated, as the case may be, as though such application had not been made. Upon any such termination, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

SECTION 21. Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Delaware.

SECTION 22. Miscellaneous. This Security Agreement is in addition to and not in limitation of any other rights and remedies the Collateral Agent may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by the Borrower or by law or otherwise. If any provision of this Security Agreement is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof and this Security Agreement shall be enforced to the greatest extent possible to carry out the intentions of the parties hereto. If and to the extent that applicable Law confers any rights in addition to any of the provisions of this Security Agreement, the affected provision shall be considered amended to conform thereto. The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion, shall not be construed as a bar to or waiver of any such right or remedy which the Collateral Agent would have had on any future occasion nor shall the Collateral Agent be liable for exercising or failing to exercise any such right or remedy. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and the parties hereto may execute this Security Agreement by signing any such counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

ISIGN SOLUTIONS INC.

By:
Name:
Title:

COLLATERAL AGENT:

SG PHOENIX LLC

By:
Name:
Title:

Signature Page to Security Agreement

SCHEDULE I

to Security Agreement

Patents

[None]

The Borrower has the following patent applications pending:

Patent App. No.	Filing Date
14/650,271	June 5, 2015
14/455,425	August 8, 2014

Copyrights

[None]

Registered Trademarks

●	iSign®
●	InkTools®
●	SIGVIEW®
●	Sign-it®
●	INKshrINK®
●	SignatureOne®
●	Ceremony®
●	Signed, Sealed, Delivered®
●	The Power to Sign Online®

Software

●	SignatureOne® Ceremony® Server
●	iSign® Console™
●	iSign® Enterprise
●	iSign® Family (including iSign® Live, iSign® Mobile, iSign® Forms and others)
●	iSign® Toolkits
●	Sign-it® products and services